PROSPECTUS SUPPLEMENT	EXHIBIT 99.1
(To Prospectus dated August 15, 2007)	REGISTRATION NO. 333-33362

1,000,000,000 Depositary Receipts

Semiconductor HOLDRS (SM) Trust

This prospectus supplement supplements information contained in the prospectus dated August 15, 2007 relating to the sale of up to 1,000,000,000 depositary receipts by the Semiconductor HOLDRS (SM) Trust.

The share amounts specified in the table in the “Highlights of Semiconductor HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary Trading Market
Advanced Micro Devices, Inc.	AMD	4	NYSE
Altera Corporation	ALTR	6	NASDAQ
Amkor Technology, Inc.	AMKR	2	NASDAQ
Analog Devices, Inc.	ADI	6	NYSE
Applied Materials, Inc.	AMAT	26	NASDAQ
Atmel Corporation	ATML	8	NASDAQ
Broadcom Corporation	BRCM	3	NASDAQ
Intel Corporation	INTC	30	NASDAQ
KLA-Tencor Corporation	KLAC	3	NASDAQ
Linear Technology Corporation	LLTC	5	NASDAQ
LSI Corporation(1)	LSI	5	NYSE
Maxim Integrated Products, Inc.(2)	MXIM	5	NASDAQ
Micron Technology, Inc.	MU	9	NYSE
National Semiconductor Corporation	NSM	6	NYSE
Novellus Systems, Inc.	NVLS	2	NASDAQ
SanDisk Corporation	SNDK	2	NASDAQ
Teradyne, Inc.	TER	3	NYSE
Texas Instruments, Inc.	TXN	22	NYSE
Xilinx, Inc.	XLNX	5	NASDAQ

(1)	Effective April 6, 2007, LSI Logic Corporation (NYSE ticker “LSI”), an underlying constituent of the Semiconductor HOLDRS Trust, changed its name to LSI Corporation.

(2)

Effective October 2, 2007, Maxim Integrated Products, Inc. (NASDAQ ticker “MXIM”), an underlying constituent of the Semiconductor HOLDRS Trust, was delisted from trading on NASDAQ. In accordance with the prospectus for the Trust, Maxim Integrated Products, Inc. was distributed by The Bank of New York as it was not listed for trading on another national securities exchange, or through NASDAQ, within five business days from the date it was delisted. The rate of distribution was 0.05 Maxim Integrated Products, Inc. shares per Semiconductor HOLDRS.

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

The date of this prospectus supplement is September 30, 2007.